UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 14, 2016

MOXIAN, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55017	27-3729742
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Block A, 9/F, Union Plaza

5022 Binjiang Avenue

Futian District Shenzhen City, Guangdong Province, China

(Address Of Principal Executive Offices) (Zip Code)

+86 (0)755-66803251
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 14, 2016, Moxian, Inc. (the “Company”) closed a best efforts public offering of 2,501,250 shares of the Company’s common stock (the “Common Stock”), at a price of $4.00 per share. The Company received net proceeds of approximately $8.5 million from the offering, after deducting placement agent fees and expenses, estimated offering expenses and funding an indemnification escrow account. In connection with the offering, the Company’s common stock began trading on the NASDAQ Capital Market beginning on November 15, 2016 under the symbol "MOXC".

Axiom Capital Management Inc. and Cuttone & Co., Inc. acted as placement agents for the offering.

A copy of the press release announcing the completion of the offering and the Nasdaq listing is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated November 14, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

By:	/s/ James Mengdong Tan
Name:	James Mengdong Tan
Title:	Chief Executive Officer

Dated: November 15, 2016

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Exhibits

99.1	Press Release dated November 14, 2016

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